Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act
and
Rule 30a-2(b) under the Investment Company Act of 1940
I, Brent D. Baird, Chief Executive Officer of First Carolina Investors, Inc. (the “Registrant”), certify that:
l.	The Form N-CSR of the Registrant (this “Report”) for the period ended December 31, 2009 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

The Registrant has no designated chief financial officer.
Dated: February 26, 2010

/s/ Brent D. Baird
Brent D. Baird
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.